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                                  EXHIBIT 6.14

             COMMON STOCK PURCHASE AGREEMENT, DATED AUGUST 14, 1996,
               BY AND BETWEEN THE COMPANY AND PHILLIPS MANAGEMENT




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                         COMMON STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 14th day of August, 1996, by and between KCD Holdings Incorporated, a Nevada corporation ("KCD"), and Trevor Phillips, an individual ("Phillips").


                                       THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       PURCHASE AND SALE OF STOCK.

         1.1      SALE AND PURCHASE OF COMMON STOCK.

                  Subject to the terms and conditions of this Agreement, Phillips agrees to purchase at the Closing (as defined hereinbelow) and KCD agrees to issue to Phillips at the Closing 125,000 restricted shares of KCD's common stock (the "Common Stock") in consideration for the full and complete satisfaction of $250,000 of the principal balance of that certain Secured Promissory Note dated October 17, 1995 by and between KCD and Phillips (the "Note").

         1.2      CLOSING.

         The closing (hereinafter "Closing") shall occur on the date first above written. At the Closing, KCD shall deliver to Phillips a certificate representing the shares of Common Stock that Phillips is purchasing against satisfaction of $250,000 of the principal balance of the Note.

         2.       REPRESENTATIONS AND WARRANTIES OF KCD.

         KCD hereby represents and warrants that:

         2.1      ORGANIZATION; GOOD STANDING; QUALIFICATION.

         KCD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement, to issue and sell the Common Stock at the Closing, and to carry out the provisions of this Agreement. KCD is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects, or financial conditions.

         2.2      AUTHORIZATION.

         All corporate action on the part of KCD, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of KCD hereunder at the Closing and the authorization, issuance, sale, and delivery of the Common


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Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of KCD, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by or relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         2.3      VALID ISSUANCE OF COMMON STOCK.

         The Common Stock that is being purchased by Phillips hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

         2.4      GOVERNMENTAL CONSENTS.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of KCD in connection with KCD's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Common Stock by KCD, except such filings which will be made prior to the Closing, except that any notices of sale required to be filed with the Securities Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         2.5      LITIGATION.

         There is no action, suit, proceeding, or investigation pending or currently threatened against KCD that questions the validity of this Agreement, or the consummation of the transactions contemplated hereby.

         2.6      DISCLOSURE.

         KCD has provided Phillips with all the information reasonably available to it without undue expense that Phillips has requested for deciding whether to purchase the Common Stock.

         3.       REPRESENTATIONS AND WARRANTIES OF PHILLIPS.

         Phillips hereby represents and warrants that:



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         3.1      AUTHORIZATION.

         Phillips has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of Phillips.

         3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT.

         This Agreement is made with Phillips in reliance upon Phillips's representation to KCD, which by Phillips's execution of this Agreement Phillips hereby confirms, that the Common Stock to be purchased by Phillips (sometimes referred to herein as the "Securities"), will be acquired for investment for Phillips's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Phillips has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Phillips further represents that Phillips does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

         3.3      RELIANCE UPON PHILLIPS'S REPRESENTATIONS.

         Phillips understands that the Common Stock is not registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act pursuant to Sections 4(6) and 4(2) thereof and Regulation D promulgated thereunder, and that KCD's reliance on such exemption is predicated on Phillips's representations set forth herein.

         3.4      RECEIPT OF INFORMATION.

         Phillips acknowledges he has received all the information he considers necessary or appropriate for deciding whether to purchase the Common Stock. Phillips further represents that he has had an opportunity to ask questions and receive answers from KCD regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of KCD and to obtain additional information (to the extent KCD possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to him or which he had access.

         3.5      INVESTMENT EXPERIENCE.

         Phillips represents that he is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Common Stock.



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         3.6      ACCREDITED INVESTOR.

                  (a)  The term "Accredited Investor" as used herein refers to:

                           (1) A person or entity who is a director or executive officer of the Company;

                           (2) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
         Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, of a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                           (3) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           (4) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                           (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                           (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or


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                           (8) Any entity in which all of the equity owners are
         accredited investors.

         As used in this Section 3.6(a), the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 3.6(a), "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income:
 any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

                  (b) PHILLIPS HEREBY REPRESENTS TO KCD THAT PHILLIPS IS AN ACCREDITED INVESTOR.

         3.7      RESTRICTED SECURITIES.

         Phillips understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Phillips is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions for use of Rule 144 are satisfied. Phillips is aware that one of the conditions for use of Rule 144 is the availability of current information to the public about KCD and that no assurance can be made that such information will be available in the future.

         3.8      LEGENDS.

         To the extent applicable, each certificate or other document evidencing any of the Common Stock shall be endorsed with the legend set forth below, and Phillips covenants that, except to the extent such restrictions are waived by KCD, Phillips shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

                  (a)  The following legend under the Securities Act:

         "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN



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         OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT
         SUCH REGISTRATION IS NOT REQUIRED."

         4.       CONDITIONS OF KCD'S OBLIGATIONS AT CLOSING.

         The obligations of KCD to Phillips under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Phillips.

         4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of Phillips contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         4.2      QUALIFICATIONS.

         All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         5.       MISCELLANEOUS.

         5.1      ENTIRE AGREEMENT.

         This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         5.2      SURVIVAL OF WARRANTIES.

         The warranties, representations, and covenants of KCD and Phillips contained in or made pursuant to this Agreement shall survive the execution of this Agreement and the Closing.

         5.3      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Common Stock sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.



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         5.4      GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         5.5      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.6      TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.7      NOTICES.

         Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         5.8      FINDER'S FEES.

         Each party represents that it neither is nor will be obligated for any finder's fees or commission in connection with this transaction.

         Phillips agrees to indemnify and to hold harmless KCD from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which Phillips or any of its officers, partners, employees, or representatives is responsible.

         KCD agrees to indemnify and hold harmless Phillips from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which KCD or any of its officers, employees, or representatives is responsible.



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         5.9      ATTORNEY'S FEES.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         5.10     AMENDMENTS AND WAIVERS.

         Any terms of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of KCD and Phillips.

         5.11     SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         5.12     FURTHER ASSURANCE.

         The undersigned will execute and deliver such agreements and all other documents and things and will do or cause to be done all such acts or things as may be necessary or desirable to give effect to the provisions of this Agreement and to carry out the intent of this Agreement.


                         (SIGNATURES ON FOLLOWING PAGE)


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    KCD HOLDINGS INCORPORATED


                   By:
                                    -----------------------------
                   Name:            Wellington Ewen, President

                   Address:         2835 Townsgate Road
                                    Suite 110
                                    Westlake Village, CA 91361



                                    TREVOR PHILLIPS


                   By:
                                    -----------------------------
                                    Trevor Phillips

                   Address:         2959 Sycamore Canyon Road
                                    Santa Barbara, CA 93108


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